Transaction Highlights OCTOBER 2019

NAUGHTONE COMPANY SNAPSHOT 2 Design-driven global Headquarters: United Kingdom Revenue Growth (3 Yr. CAGR): 35% furniture brand focused Founded: 2005 FY19 Financial Results on contract markets Employees: ~50 (Year Ended May 2019): Revenue: $37M Operating Margin: 21% GEOGRAPHIC MIX: PRODUCT MIX: United Kingdom 33% Upholstered 70% North America 63% Non-upholstered 9% Other 4% Tables 18% Storage 3%

NAUGHTONE PORTFOLIO 3 naughtone brings a growing portfolio focused on useful beautiful furniture to the Herman Miller family of brands. Here are just a few examples...

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NAUGHTONE TRANSACTION HIGHLIGHTS 6 Additional 47.5% Equity Investment in naughtone –– After original investment in June 2016, ownership increases to 100% –– $46M cash investment –– Accounting treatment expected to shift from a non-consolidated equity investment to consolidated financial results ∙ Financial results to be reflected in North America (63%) and International (37%) operating segments –– Year 1 (FY20) estimated incremental adjusted EPS accretion of $0.01 to $0.03 for partial year ∙ Excludes certain one-time purchase accounting adjustments –– Transaction closing date of October 25, 2019